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                                                                   EXHIBIT 10.25

                       FIRST LOAN MODIFICATION AGREEMENT


     This First Loan Modification Agreement is entered into as of March 8, 2000, by and between NATURAL MICROSYSTEMS CORPORATION, a Delaware corporation with its chief executive office located at 100 Crossing Boulevard, Framingham, Massachusetts ("Borrower") and SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 14, 1999, evidenced by, among other documents, a certain Loan and Security Agreement dated as of May 14, 1999 (the "Loan Agreement"). The Loan Agreement established a working capital line of credit in favor of the Borrower in the maximum principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Committed Revolving Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Credit Extension" means each Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder."

               and inserting in lieu thereof the following:

                    ""Credit Extension" means each Advance, Letter of Credit, Exchange Contract, Cash Management Services or any other extension of credit by Bank for the benefit of Borrower hereunder."

          2. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities; and (iii) Other Assets."

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               and inserting in lieu thereof the following:

                    ""Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities; and (iii) Other Assets, and (iv) tax assets, and (v) security deposits."

          3. The Loan Agreement shall be amended by incorporating the following definitions into Section 1.1 thereof:

                    "Cash Management Services" are defined in Section 2.1.4.

                    "Exchange Contract" has the meaning set forth in Section 2.1.3.

                    "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

                    "Letter of Credit Reserve" has the meaning set forth in
                    Section 2.1.2.

                    "Foreign Exchange Reserve" has the meaning set forth in
                    Section 2.1.3.

          4. The Loan Agreement shall be amended by deleting the following text appearing as the first sentence of paragraph (a) of Section
               2.1.1 entitled "Credit Extensions":

                    "Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less."

               and inserting in lieu thereof the following:

                    "Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed: (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the Foreign Exchange Reserve, minus
                    (iv) the outstanding Cash Management Services, and minus (v) the aggregate outstanding Advances hereunder."

          5.   The Loan Agreement shall be amended by inserting after Section
               2.1.1 thereof the following new section:

                    "2.1.2  Letters of Credit.

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                    (a)   Subject to the terms and conditions of this Agreement,
                    Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the Foreign Exchange Reserve, minus (iii) the outstanding Cash
                    Management Services, and minus (iv) the then outstanding principal balance of the Advances; provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed Seven Million Five Hundred Thousand Dollars ($7,500,000.00). Each Letter of Credit shall have an expiry date no later than one hundred eighty (180) days after the Maturity Date provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

                    (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                    (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                    (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding."

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          6.   The Loan Agreement shall be amended by inserting after Section
               2.1.2 thereof the following new section:

                    "2.1.3 Foreign Exchange Contract; Foreign Exchange Settlements.

                    (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Contract Limit"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Maturity Date. The amount available under the Committed Revolving Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contracts.

                    (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (i) that an Event of Default occurs or
                    (ii) that there is no sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                    (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than One Million Dollars ($1,000,000.00) (the "Settlement Limit") nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                         (i) if there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

                         (ii) if there is insufficient availability under the Committed Revolving Line, as to settlements within any two (2) business day period, provided that Bank, in its sole discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with Bank (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Bank prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

                    (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Bank upon settlement either to treat the settlement amount as an advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

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                    (e)   Borrower shall execute all standard from applications
                    and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

                    (f) Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Bank, Borrower agrees to indemnify Bank and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Bank's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby."

          7.   The Loan Agreement shall be amended by inserting after Section
               2.1.3 thereof the following new section:

                    "2.1.4   Cash Management Sublimit.  Borrower may use up to
                    Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the Cash Management Services Agreement (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services shall be treated as an Advance under the Committed Revolving Line."

          8. The Loan Agreement shall be amended by deleting the following text appearing as Section 2.2 entitled "Overadvances":

                    "2.2   Overadvances.  If, at any time or for any reason, the
                    amount of Obligations owed by Borrower to Bank pursuant to
                    Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess."

               and inserting in lieu thereof the following:

                    "2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to
                    Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 of this Agreement is greater than: (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the Foreign Exchange Reserve, and minus (iv) the outstanding Cash Management Services, Borrower shall immediately pay to Bank, in cash, the amount of such excess."

          9. The Loan Agreement shall be amended by deleting the following text appearing as paragraph (a) of Section 2.3 entitled "Interest Rate":

                    "(a)   Interest Rate.  Except as set forth in Section
                    2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the aggregate of the Bank's Prime Rate plus one percent (1.0%) per annum."

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               and inserting in lieu thereof the following:

                    "(a)   Interest Rate.  Except as set forth in Section
                    2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the aggregate of the Bank's Prime Rate, plus one percent (1.0%). Notwithstanding the foregoing, upon the completion of a secondary public offering of Borrower's stock, any Advances shall bear interest (except as set forth in Section 2.3(b)), on the average daily balance thereof, at a per annum rate equal to the Bank's Prime Rate."

          10. For purposes of the definition of Unused Committed Revolving Line Facility Fee appearing in Section 2.5(a), all issued but undrawn Letters of Credit shall be considered "advanced".

          11. The Loan Agreement shall be amended by deleting Sections 6.8, 6.9 and 6.10 in their entirety and inserting in lieu thereof the following:

                    "6.8   Quick Ratio.  Borrower shall maintain, as of the last
                    day of each calendar month, commencing with the month ending December 31, 1999, a ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.0. Notwithstanding the foregoing, upon the completion of a secondary public offering of the Borrower's stock, Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 2.0 to 1.0.

                    6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar quarter, commencing with the quarter ending December 31, 1999, a Tangible Net Worth of not less than the aggregate of: (i) Twenty-Eight Million Dollars ($28,000,000.00), plus (ii) fifty percent (50%) of the amount of cash received by Borrower from a public offering of the Borrower's stock, plus (iii) fifty percent (50%) of Borrower's quarterly net income.

                    6.10 Profitability. Borrower shall maintain, on a quarterly basis: (i) a net loss of no greater than Thirteen Million Dollars ($13,000,000.00) as of the last day of the Fourth Quarter of 1999, and (ii) a net loss of no greater than Three Million Five Hundred Thousand Dollars ($3,500,000.00) as of the last day of the First Quarter of 2000."

          12. The Bank hereby consents to Borrower's acquisition of QUES.com. Except as specifically set forth in the foregoing consent, the Bank hereby reserves all of its rights and remedies arising under the Loan Agreement, as amended hereby.

          13. The Loan Agreement shall be amended in Section 9.1 entitled "Rights and Remedies" by incorporating therein immediately after paragraph (i) the following two paragraphs:

                    "(j)   Demand that Borrower (i) deposit cash with Bank in an
                    amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and
                    (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit; and

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                    (k)   Liquidate any Exchange Contracts not yet settled and
                    demand that Borrower immediately deposit cash with Bank in an amount sufficient to cover any losses incurred by Bank due to liquidation of the Exchange Contracts at the then prevailing market price."

          14. The Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of May 14, 1999, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

          15. The Borrowing Base Certificate appearing as EXHIBIT C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as EXHIBIT A hereto.

          16. The Compliance Certificate appearing as EXHIBIT D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as EXHIBIT B hereto.

4. FEE. The Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Indebtedness.

7. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                              BANK:

NATURAL MICROSYSTEMS CORPORATION       SILICON VALLEY BANK, doing business as
                                       SILICON VALLEY EAST


By:                                    By:
   -----------------------------          ----------------------------------
Name:                                  Name:
     ---------------------------            --------------------------------
Title:                                 Title:
      --------------------------             -------------------------------


                                       SILICON VALLEY BANK

                                       By:
                                          ----------------------------------

                                       Name:
                                            --------------------------------

                                       Title:
                                             -------------------------------
                                             (signed in Santa Clara County,
                                              California)

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